Exhibit 99.1

Finjan Holdings to Present at the 2017 Marcum Conference in New York on June 15, 2017

EAST PALO ALTO, CA – 06/09/17 -- Finjan Holdings, Inc. (NASDAQ:FNJN), a cybersecurity company, announced today that it will be presenting at the 2017 Marcum MicroCap Conference at the Grand Hyatt Hotel in New York City, New York on June 15, 2017 at 11:30 a.m. ET. Michael Noonan, CFO, will be presenting as well as meeting with investors.

Interested parties may listen to the live webcast or a replay of the presentation by going to the Calendar section of Finjan’s IR Website at https://ir.finjan.com/ir-calendar.

ABOUT FINJAN HOLDINGS, INC.
Established 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan's inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com. All Finjan regulatory filings are available on the Securities and Exchange Commission (SEC) website at www.sec.gov, and can also be found at ir.finjan.com/all-sec-filings.

Follow Finjan Holdings, Inc.:
Twitter: @FinjanHoldings
LinkedIn: linkedin.com/company/finjan Facebook: facebook.com/FinjanHoldings/
Investor Contact:
Vanessa Winter | Finjan Holdings, Inc.
Valter Pinto | KCSA Strategic Communications
(650) 282-3245
investors@finjan.com